Exhibit 99.1

Internap Reports First Quarter 2009 Financial Results

•	Revenue of $63.9 million, an increase of 3 percent compared with the first quarter of 2008;
•	Adjusted EBITDA[1] of $4.5 million; Adjusted EBITDA[1] margin of 7 percent;
•	Deployed 23,000 sq. ft of company-controlled Data center space;
•	Implemented restructuring plan to reduce costs and consolidate back office functions.

ATLANTA, GA – (May 7, 2009) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast and reliable end-to-end Internet business solutions, today reported first quarter 2009 financial results.  Solid growth in Data center services revenue and segment gross margin highlighted this quarter’s results.

“Our Data center services segment demonstrated significant growth and expanding margins, however our IP and CDN segments continued a trend of declining revenue and profitability,” said Eric Cooney, President and Chief Executive Officer of Internap.  “Thus, we implemented the previously announced cost reduction plan as a first step towards reversing this trend.  We remain committed to our three business lines, IP, Data center and CDN services and are taking the steps necessary to simplify and focus these units on delivering long-term profitable growth.”

First quarter 2009 revenue was $63.9 million; an increase of 3 percent compared with the first quarter of 2008.  The year-over-year improvement was supported by a 21.6 percent increase in Data center services revenue as Internap leveraged solid market demand and its ability to deliver high-performance, high-reliability data center services.  In the first quarter, Internap deployed 23,000 square feet in company-controlled facilities in Boston and New York, completing a 40,000 square foot data center expansion plan announced in June 2007.  IP and CDN services revenue declined 8.1 percent and 17.9 percent, respectively, versus the first quarter of 2008, largely due to competitive pressure and related sales price erosion.

GAAP net loss for the first quarter of 2009 was $(6.6) million, or $(0.13) per diluted share compared with GAAP net income of $0.7 million or $0.01 per diluted share for the first quarter of 2008.  First quarter 2009 GAAP net loss included a restructuring charge associated with the previously-announced workforce reduction, which totaled $0.9 million.  Normalized net loss1 and normalized net loss per diluted share1, which exclude the impact of this restructuring charge and non-cash, stock-based compensation expense, was $(3.7) million, or $(0.07) per fully-diluted share in the first quarter 2009.

Total segment gross profit1 was $28.3 million, a decrease of 7.9 percent versus the first quarter 2008.  Sequentially, segment gross profit1 declined 1.1 percent.  Total segment gross margin1 was 44.2 percent in the first quarter of 2009, a decrease of 530 basis points from 49.5 percent in the first quarter of 2008.  Compared with the fourth quarter 2008, total segment gross margin1 declined 30 basis points.  Per-unit pricing declines in IP and CDN services, as well as lower year-over-year CDN traffic, contributed to the declines.

Adjusted EBITDA1 in the first quarter of 2009 was $4.5 million, a decrease of $5.1 million over the first quarter 2008.  Compared with the fourth quarter 2008, adjusted EBITDA1 decreased $4.7 million.  Adjusted EBITDA margin1 declined 840 basis points year-over-year to 7 percent.  Sequentially, adjusted EBITDA margin1 fell 730 basis points.  Higher operating costs and lower total segment margins compressed adjusted EBITDA margins1 compared with both the prior quarter and the first quarter 2008.  First quarter 2009 cash operating expense included one-time costs of $1.4 million associated with Internap’s CEO transition.

Internap ended the quarter with $55.5 million in cash and short-term investments compared with $54.1 million at the end of the fourth quarter of 2008.  Total debt, including capital lease obligations was $23.4 million in the first quarter 2009, approximately flat with the previous quarter’s outstanding balance.

In the first quarter 2009, Internap changed its method of counting customers.  Under the previous approach, Internap counted customers that were invoiced for at least one full month in the quarter. This method also included customers that purchased only Internap’s FCP hardware product, which typically has a large non-recurring component, and new customers in the period that had signed contracts but had not yet been invoiced.  Beginning in the first quarter 2009, Internap began to count only recurring-revenue customers that maintain service in the final month of each quarter, thereby excluding customers that were billed in at least one month of the quarter but disconnected prior to the last month of the quarter, new customers that sign contracts in the quarter but are not yet billed, and customers that purchase only FCP.  This conversion provides management and investors with a clearer view of per-customer revenue trends.  Historical customer count using the new methodology along with additional operational metrics can be found in a supplementary data schedule from Internap’s Website at http://ir.internap.com/results.cfm.

Internap had 3,174 customers under contract in the first quarter of 2009, a net decrease of 137 customers compared with the fourth quarter 2008 using the new customer count method.  The percentage of customers purchasing more than one service from Internap increased to 45 percent in the first quarter of 2009 from a comparable 42 percent in the fourth quarter 2008.

______________

[1]
Presentation of non-GAAP information and reconciliations to GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Net (Loss) Income to Adjusted EBITDA," "Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net (Loss) Income and Basic and Diluted Normalized Net (Loss) Income Per Share" and "Segment Gross Profit and Segment Gross Margin." This information is also available on Internap’s Web site under the Investor Services heading.

Conference Call Information:
Internap's first quarter 2009 conference call will be held today at 5:00 p.m. EST.  Participants may access the call by dialing 888-230-5495. International callers should dial 913-312-1412. Listeners may also connect to the simultaneous webcast available from the investor relations section of Internap’s Website at http://ir.internap.com/events.cfm.  A replay of the call will be accessible from Thursday, May 7, 2009 at 8 p.m. EDT through Wednesday, May 13, 2009 at 888-203-1112 using the replay code 4345407. International callers can access the archived event at 719-457-0820 with the same code.

About Internap
Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with 100 percent performance and reliability. With a global platform of data centers, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate their business, improve service levels, and lower the cost of IT operations. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These statements include Internap’s ability to sustain profitability; its ability to respond successfully to technological change and the severe economic downturn, which has required them to continue to lower the cost of its products; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Internap undertakes no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Lisa Black	Andrew McBath
(978) 887-2771	(404) 865-7198
internap@calysto.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenues:
Internet protocol (IP) services	$28,593	$31,124
Data center services	30,617	25,185
Content delivery network (CDN) services	4,714	5,744
Total revenues	63,924	62,053

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
IP services	11,336	11,290
Data center services	22,255	18,124
CDN services	2,074	1,949
Direct costs of amortization of acquired technologies	1,158	1,229
Direct costs of customer support	4,403	4,365
Product development	1,902	2,291
Sales and marketing	7,799	8,829
General and administrative	8,980	7,348
Provision for doubtful accounts	375	655
Depreciation and amortization	6,878	5,381
Restructuring	870	—
Executive transition	2,242	—
Gain on disposals of property and equipment	—	(16)
Total operating costs and expenses	70,272	61,445
(Loss) income from operations	(6,348)	608

Non-operating (income) expense:
Interest income	(76)	(701)
Interest expense	164	310
Other, net	59	81
Total non-operating expense (income)	147	(310)

(Loss) income before income taxes and equity in loss (earnings) of equity method investment	(6,495)	918
Provision for income taxes	45	251
Equity in loss (earnings) of equity-method investment, net of taxes	68	(72)
Net (loss) income	$(6,608)	$739

Net (loss) income per share:
Basic	$(0.13)	$0.01
Diluted	$(0.13)	$0.01

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$52,894	$46,870
Short-term investments in marketable securities	2,605	7,199
Accounts receivable, net of allowance for doubtful accounts of $2,317 and $2,777, respectively	26,352	28,634
Inventory	421	381
Prepaid expenses and other assets	9,978	10,866
Deferred tax asset, current portion, net	9	1

Total current assets	92,259	93,951

Property and equipment, net of accumulated depreciation of $192,258 and $185,895, respectively	96,463	97,350
Investments and other related assets, of which $6,996 and $7,027, respectively, are measured at fair value	8,748	8,650
Intangible assets, net of accumulated amortization of $32,024 and $30,351, respectively	32,269	33,942
Goodwill	90,977	90,977
Deposits and other assets	2,903	2,763
Deferred tax asset, non-current, net	2,469	2,450

Total assets	$326,088	$330,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,530	$19,642
Accrued liabilities	8,880	8,756
Deferred revenues, current portion	4,226	3,710
Capital lease obligations, current portion	194	274
Restructuring liability, current portion	3,574	2,800
Other current liabilities	119	116

Total current liabilities	35,523	35,298

Note payable	20,000	20,000
Deferred revenues, less current portion	2,452	2,248
Capital lease obligations, less current portion	3,229	3,244
Restructuring liability, less current portion	5,766	6,222
Deferred rent	14,820	14,114
Other long-term liabilities	731	762

Total liabilities	82,521	81,888

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,828 and 50,224 shares outstanding at March 31, 2009 and December 31, 2008, respectively	51	50
Additional paid-in capital	1,217,732	1,216,267
Treasury stock, at cost, 4 and 83 shares at March 31, 2009 and December 31, 2008, respectively	(11)	(370)
Accumulated deficit	(973,431)	(966,823)
Accumulated items of other comprehensive loss	(774)	(929)

Total stockholders’ equity	243,567	248,195

Total liabilities and stockholders’ equity	$326,088	$330,083

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(6,608)	$739
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,036	6,610
Gain on disposal of property and equipment, net	—	(16)
Provision for doubtful accounts	375	655
Equity in loss (earnings) from equity-method investment	68	(72)
Non-cash changes in deferred rent	706	556
Stock-based compensation expense	2,056	2,375
Deferred income taxes	(27)	251
Other, net	48	(63)
Changes in operating assets and liabilities:
Accounts receivable	1,907	2,818
Inventory	(40)	(198)
Prepaid expenses, deposits and other assets	754	(3,195)
Accounts payable	(1,112)	(1,474)
Accrued and other liabilities	124	(1,833)
Deferred revenue	720	(475)
Accrued restructuring liability	318	(653)
Net cash flows provided by operating activities	7,325	6,025

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,476)	(10,123)
Purchases of investments in marketable securities	—	(9,321)
Maturities of investments in marketable securities	4,580	9,379
Proceeds from disposal of property and equipment	—	16
Change in restricted cash	—	1,993
Net cash flows used in investing activities	(896)	(8,056)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	19,800	—
Principal payments on notes payable	(19,800)	—
Payments on capital lease obligations	(95)	(191)
Stock-based compensation plans	(231)	64
Other, net	(28)	(23)
Net cash flows used in financing activities	(354)	(150)

Effect of exchange rates on cash and cash equivalents	(51)	1

Net increase (decrease) in cash and cash equivalents	6,024	(2,180)
Cash and cash equivalents at beginning of period	46,870	52,030
Cash and cash equivalents at end of period	$52,894	$49,850

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net (loss) income, normalized diluted shares, segment gross profit and segment gross margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net (loss) income is net (loss) income. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. Segment gross profit is disclosed in the notes to our financial statements.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is net (loss) income plus restructuring, stock-based compensation expense, depreciation and amortization, provision (benefit) for income taxes and interest expense (income), net.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net (loss) income is net (loss) income plus restructuring and stock-based compensation expense.

●	Normalized diluted shares are diluted shares of common stock outstanding used in GAAP net (loss) income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method.

●	Normalized net (loss) income per share is normalized net income divided by basic and normalized diluted shares.

●
Segment gross profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization, as presented in the notes to our financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Segment gross profit does not include direct costs of amortization of acquired technologies, direct costs of customer support or any other depreciation or amortization associated with direct costs.

●	Segment gross margin is segment gross profit as a percentage of revenues.

Reconciliations of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of the Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring reflects a reduction in workforce for the three months ended March 31, 2009 and the recent and significant deterioration in the real estate market which caused us to increase our restructuring liability for the three months ended December 31, 2008. Internap believes that these restructuring charges were unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES - (continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net (loss) income and normalized net (loss) income per share, excluding the effect of restructuring and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of restructuring and stock-based compensation expense, which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, stockholders, analysts and investors concerning our financial performance.

Our presentation of segment gross profit and segment gross margin excludes depreciation, amortization and direct costs of customer support in order to allow investors to see the business through the eyes of management. Direct costs of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenues in excess of these direct costs is regularly monitored by management. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from segment gross profit and segment gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES - (continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Net (loss) income (GAAP)	$(6,608)	$(910)	$739
Restructuring	870	1,026	—
Stock-based compensation expense	2,056	1,128	2,375
Depreciation and amortization, including depreciation and amortization included in direct costs of network, sales and services	8,036	7,781	6,610
Provision (benefit) for income taxes	45	(58)	251
Interest expense (income), net	88	188	(391)
Adjusted EBITDA (non-GAAP)	$4,487	$9,155	$9,584

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME AND
BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net (loss) income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net (loss) income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Net (loss) income (GAAP)	$(6,608)	$(910)	$739
Restructuring	870	1,026	—
Stock-based compensation expense	2,056	1,128	2,375
Normalized net (loss) income (non-GAAP)	$(3,682)	$1,244	$3,114

Net (loss) income available to common stockholders (GAAP)	(6,608)	(910)	728
Normalized net (loss) income available to common stockholders (non-GAAP)	(3,682)	1,222	3,069

Shares used in per share calculation:
Basic (GAAP)	49,414	49,338	49,110
Participating securities (GAAP)	874	871	717

Diluted (GAAP)	49,414	49,338	49,276
Add potentially dilutive securities	—	4	—
Less dilutive effect of SFAS No. 123R under the treasury stock method	—	—	(117)
Normalized diluted shares (non-GAAP)	49,414	49,342	49,159

GAAP net (loss) income per share:
Basic	$(0.13)	$(0.02)	$0.01
Diluted	$(0.13)	$(0.02)	$0.01

Normalized net (loss) income per share (non-GAAP):
Basic	$(0.07)	$0.02	$0.06
Diluted	$(0.07)	$0.02	$0.06

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT GROSS PROFIT AND SEGMENT GROSS MARGIN

Segment gross profit and segment gross margin for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Revenues:
Internet protocol (IP) services	$28,593	$30,089	$31,124
Data center services	30,617	29,245	25,185
Content delivery network (CDN) services	4,714	4,878	5,744
Total	63,924	64,212	62,053

Direct costs of network, sales and services, exclusive of depreciation and amortization:
IP services	11,336	11,744	11,290
Data center services	22,255	21,796	18,124
CDN services	2,074	2,086	1,949
Total	35,665	35,626	31,363

Segment gross profit:
IP services	17,257	18,345	19,834
Data center services	8,362	7,449	7,061
CDN services	2,640	2,792	3,795
Total	28,259	28,586	30,690

Segment gross margin:
IP services	60.4%	61.0%	63.7%
Data center services	27.3%	25.5%	28.0%
CDN services	56.0%	57.2%	66.1%
Total	44.2%	44.5%	49.5%